PHYSICIAN-STOCKHOLDER

                              EMPLOYMENT AGREEMENT

                                     Between

                     LEVY, SAGOSKIN AND STILLMAN, M.D., P.C.

                                       And

                            Robert J. Stillman, M.D.


         AGREEMENT entered into March 11, 1998 by and between Levy, Sagoskin and Stillman, M.D., P.C., a Maryland professional services corporation, with its principal place of business at 9707 Medical Center Drive, Suite 230, Rockville, Maryland 20850 ("PC") and Robert J. Stillman, M.D., residing at 10810 Nantucket Terrace, Potomac, Maryland 20854 ("Physician").

                                R E C I T A L S:

                  PC specializes in gynecological services, treatment of human infertility, encompassing the provision of in vitro fertilization and other assisted reproductive technology ("Infertility Services").

                  Physician is duly licensed to practice medicine in the jurisdictions of the District of Columbia, Maryland and Virginia, specializes in the provision of Infertility Services and has experience in infertility treatment including surgical skills required in the course of providing Infertility Services.

                  PC has entered into an agreement dated March 11, 1998 ("Management Agreement") with Shady Grove Fertility Centers, Inc. ("Management Company"), pursuant to which Management Company will provide certain management and administrative services as are more fully described in the Management Agreement.

                  In order to further facilitate the provision of Infertility Services, PC desires to employ Physician and Physician desires to accept such employment, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration set forth herein, the parties agree as follows:



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         1. ENGAGEMENT. PC hereby employs Physician and Physician hereby accepts such employment to devote substantially all of Physician's professional time, effort and ability to the provision of Infertility Services under the terms and conditions contained herein and as the parties may agree from time to time. Nothwithstanding anything in this Agreement to the contrary, Physician shall not be required, and PC agrees not to require Physician, to engage in any conduct or perform any services that interfere with Physician's independent professional judgment.

         2. DUTIES.

                  (a) Physician shall provide patient care and clinical backup as required to ensure the proper provision of Infertility Services to patients of PC at PC's office(s) at the addresses set forth in Schedule A (the "Offices"), and/or such other locations as shall be mutually agreed to by PC and Physician. Physician agrees to devote substantially all of Physician's professional time, effort and ability to PC's practice development and the provision of Infertility Services under the terms and conditions contained herein and as the parties may agree from time to time. In connection therewith, Physician's duties shall include, but not be limited to, the following:

                           (i)  Provision  of patient  counseling  and  medical
examinations, performance of egg retrievals, embryo transfers, surgeries, including, but not limited to, microsurgeries and laparoscopies, and patient follow-up;

                           (ii) Reviewing  and  evaluating  clinical  data on a
routine basis and making specific recommendations for improving implantation rates and treatment outcomes;

                           (iii)Maintenance of a thorough  understanding of and
proficiency in the application of the most current technologies (including both surgical and non-surgical techniques) relevant to Infertility Services and related medical high technology infertility procedures ("ART Technology"); and

                           (iv) Development and  implementation  of educational
outreach programs designed to facilitate the development of relationships with physicians in the obstetric/gynecology community and the dissemination of information pertaining to the availability of Infertility Services.

                  (b) Except as permitted by Section 3(b) hereof, Physician shall not, during the term of this Agreement, otherwise engage in the practice of medicine outside of PC without the express written consent of PC and Management Company.

         3.       COMPENSATION AND BENEFITS.

                  (a) In consideration of the Infertility Services to be provided by Physician hereunder, Physician shall be compensated as provided on Schedule B attached hereto and made a part hereof.




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



                  (b) All remuneration received by Physician in payment for any outside professional medical activities, other than board attendance fees and board memberships and Permitted Compensation Arrangements shall be accounted to and be the sole property of PC. Permitted Compensation Arrangements shall include any income derived from testimony for litigation-related proceedings, lectures, passive investments, fundraising, or writing where Physician does not render professional medical services and Physician may retain all such compensation without limit. In connection with board memberships and related board activities, Physician may retain up to $5,000 in the aggregate annually. Physician's engagement in outside professional medical activities shall require the express written consent of PC and shall not interfere in any way with the fulfillment of Physician's duties hereunder or diminish the quality of the Infertility Services rendered.

                  (c) Physician shall receive the benefits provided for on Schedule B.

         4. BILLING. All fees for Infertility Services rendered by Physician on behalf of PC hereunder shall be billed and collected by PC; provided, however, that pursuant to the terms of the Management Agreement, Management Company shall carry out billing and collection functions on behalf of PC. In consideration for the payment to Physician of the compensation described herein, all receivables and collections attributable to Infertility Services provided by Physician to PC patients shall become the property of PC, and Physician agrees immediately to turn over to PC any such fees received by Physician during the term hereof. Physician hereby authorizes PC, and/or Management Company on PC's behalf, to bill for Infertility Services provided hereunder and agrees to execute any and all assignments or other documents that may be necessary or appropriate to permit PC, or Management Company as its designee, to carry out all billing and collection functions. Physician agrees that Physician shall not submit bills for, seek remuneration for, or otherwise collect fees for Infertility Services provided hereunder. Physician shall look solely to PC for compensation for the Infertility Services provided hereunder.

         5. MEDICAL STAFF PRIVILEGES. Physician hereby acknowledges that in order to provide Infertility Services to PC as herein required, Physician must at all times during the term of this Agreement be a member in good standing of at least one hospital accredited by the JCAHO (the "Hospital") within the geographic area of PC's offices. PC shall use reasonable efforts to assist Physician in maintaining such privileges. The failure of the Physician to maintain privileges at the Hospital in good standing shall be deemed a cause for termination of this Agreement.

         6. MANAGEMENT AGREEMENT. Physician acknowledges receipt of a copy of the Management Agreement and acknowledges that PC has substantial responsibilities, rights and obligations under said agreement. Physician agrees to at all times act in such manner as to avoid causing PC to be in breach of the Management Agreement, and Physician further agrees that to the extent applicable to PC and to the responsibilities of the Physician hereunder, Physician shall assist PC in carrying out its obligations under the Management Agreement.

         7. PROFESSIONAL LIABILITY INSURANCE. PC shall obtain and maintain on behalf of Physician, professional liability insurance through a carrier and with such limits as PC shall determine from time to time.



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         8.       COMPLIANCE WITH BYLAWS, RULES AND REGULATIONS AND
POLICIES. Physician agrees at all times to comply with the bylaws, rules and regulations of the Hospital and of its medical staff and the reasonable policies, directives, bylaws, rules and regulations of PC. Physician acknowledges that PC shall have final authority over: (a) the acceptance or refusal to treat any patient; and (b) the amount of the fee to be charged for all Infertility Services rendered by Physician to patients of PC, so long as such fees are lawful and reasonable. Notwithstanding the foregoing, Physician may refuse to treat any patient whom Physician reasonably believes should not be treated based upon reasonable legal or medical concerns.

         9. MEDICAL RECORDS. All medical records of patients to whom Physician provides Infertility Services or other medical services on behalf of PC during the term hereof shall be the property of PC. A copy of any medical records of such patients will be made available to Physician upon request, in a timely manner, at Physician's sole cost and expense.

         10. TERM. The initial term of this Agreement shall begin on the effective date of the Management Agreement and shall terminate five (5) years thereafter ( the "Initial Term") unless earlier terminated pursuant to the provisions of Section 11. After the expiration of the Initial Term, this Agreement shall be extended automatically, unless 180 days prior notice not to renew is given by either party, for periods of five (5) years each, on the same terms and conditions as herein specified, except that the provisions of Section 15(b) shall not apply to any such renewal terms and shall not apply after the end of the Initial Term.

         11.      TERMINATION.

         (a) This Agreement may terminate upon the occurrence of any of the following:

                  (i) Termination of the Management Agreement for any reason if such agreement terminates without a successor agreement, or upon the termination of any successor agreement which terminates without a successor agreement;

                  (ii) Conviction of Physician of a felony or suspension, revocation or non-renewal of Physician's license to practice medicine;

                  (iii) Upon the mutual agreement of the parties, subject to Management Company's consent, at any time;

                  (iv) Upon the loss by Physician of Hospital medical staff privileges at the Hospital, as described in Section 5;

                   (v) By either party upon a material breach of this Agreement by the other party; provided that the non-breaching party first gives the breaching party written notice of the breach, and the breaching party fails to cure the breach within thirty (30) days after such notice;




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                  (vi) By either party  without  cause upon giving the other six months' prior written notice; provided Physician makes the payments required pursuant to Sections 3 and Section 7 of the Personal Responsibility Agreement, if applicable; or

                  (vii) Upon death or "permanent disability" (as such term is hereinafter defined) of Physician. In either such event, this Agreement shall terminate immediately; provided, however, Physician (or Physician's legal representative, as the case may be) will be entitled to receive any accrued but unpaid compensation earned by Physician hereunder through the date of such event. For purposes of this Agreement, the term "permanent disability" shall have the meaning set forth in the long-term disability insurance policy or policies then maintained by Physician or PC, or if no such policy shall then be in effect, or if more than one such policy shall then be in effect in which the term "permanent disability" shall be assigned different definitions, then the term "permanent disability" shall be defined for purposes hereof to mean any physical or mental disability or incapacity which renders Physician incapable of fully performing the services required in accordance with Physician's obligations hereunder for a period of 120 consecutive days or for shorter periods aggregating 120 days during any twelve-month period.

         (b) Upon termination of this Agreement, as hereinabove provided, neither party shall have any further obligation hereunder except for: (i) obligations occurring prior to the date of termination; and (ii) obligations, promises or covenants which are expressly made to extend beyond the term of this Agreement.

         12.      REPRESENTATIONS AND COVENANTS.

                   Physician makes the following representations and covenants, the validity of which shall be a material term of this Agreement:

                  (a) Physician holds a license, in good standing, and will remain licensed to practice medicine in the jurisdictions of the District of Columbia, Maryland and Virginia;

                  (b)   Physician  is  authorized  by  the  United  States  Drug
         Enforcement  Agency  to  prescribe  all  pharmaceuticals   required  in
         connection with the provision of Infertility Services;

                  (c) There are no professional disciplinary proceedings or malpractice actions threatened or pending against Physician, and Physician has notified and will promptly notify PC of any such professional disciplinary proceedings and the dispositions thereof;

                  (d) Physician has notified and will promptly notify PC of all malpractice actions brought against him and the disposition of any such action; and

                  (e) Physician shall at all times act in compliance with all applicable policies and procedures of PC as reasonably communicated to Physician, as well as all applicable federal, state, and local laws, rules and regulations.



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



         13.      CONFIDENTIALITY OF INFORMATION.

                  (a) Physician agrees to keep confidential and not to use or disclose to others (except in connection with the fulfillment of Physician's duties hereunder) any Infertility Information, as defined herein, during the term of this Agreement or during any extension or renewal thereof, and for a period of one (1) year thereafter, except as expressly consented to in writing by PC and Management Company. For purposes of this Agreement, the term "Infertility Information" shall mean such technical, scientific, and business information provided to Physician by PC or Management Company which is designated by PC or Management Company to be confidential or proprietary. Infertility Information shall not include information which: (i) is or becomes known in the scientific community through no fault of Physician; (ii) is learned by Physician from a third party legally entitled to disclose such information; or (iii) was already known to Physician at the time of disclosure by PC. Physician further agrees that should his or her contractual relationship hereunder terminate, he or she will neither take nor retain, without prior written authorization from PC and Management Company, any papers, patient lists, fee books, patient record files, or other documents or copies thereof or other Infertility Information of any kind belonging to PC or Management Company, as the case may be.

                  (b) Without limiting other possible remedies available to PC for the breach of this covenant, Physician agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting bond, cash or otherwise. Physician further agrees that if any restriction contained in this section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions herein shall be enforced independently of each other. The parties further agree that Management Company shall have an independent right to enforce this covenant in its own right.

                  (c) It is further understood and agreed that in order to minimize any misunderstanding regarding what information is considered to be confidential or proprietary Infertility Information, PC or Management Company will designate, prior to disclosure to Physician, the specific information which PC or Management Company considers to be proprietary or confidential under this Agreement.

         14.  LIMITS ON  CONFIDENTIALITY  AGREEMENT.  Nothing  in the  foregoing
Section 13 or elsewhere in this Agreement shall prevent Physician from using any reproductive endocrine or other concepts relating to Infertility Services which are also applicable to non-ART infertility treatment. Furthermore, the restrictions contained in Section 13 shall be of no further force and effect, if this Agreement is terminated as a result of the termination of the Management Agreement.






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         15. RESTRICTIVE COVENANTS, NON-COMPETITION AND OFFERS TO EMPLOYEES.

         (a) No Solicitation. For 12 months following termination of this Agreement and Physician's employment, Physician agrees not to solicit, directly or indirectly, the business of any person who is or was a patient or client of PC. For purposes of this Section, solicitation shall not include any general advertising in a newspaper of general circulation. This covenant is acknowledged by Physician to be based on the fact that the names and addresses of patients and referral sources and the contact persons, contract needs and rates for third-party payers and contracting organizations (all of which are deemed proprietary or confidential Infertility Information hereunder) would not have been known by Physician except by reason of the knowledge thereof gained as an employee or shareholder of PC.

         (b) Covenant Not to Compete. Physician agrees not to compete with the business of PC, in accordance with the terms outlined below:

                  (i) The term of the covenant not to compete shall be one (1) year after the termination of this Agreement provided such termination occurs during the Initial Term of this Agreement (the Non-Competition Period"). Physician shall not be subject to any non-compete upon the termination of this Agreement after the end of the first five year period.

                  (ii) The geographic scope of the covenant not to compete is ten (10) miles from any offices ("Non-Compete Area") maintained by PC for the rendition of professional or other medical services to patients during the last twelve months of Physician's employment by PC.

                  (iii) During the Non-Competition Period, Physician agrees that he shall not advertise or market Infertility Services, engage in the practice of medicine in which Physician provides Infertility Services, be employed by, be an agent of, act as a consultant for, allow his name to be used by, or have a proprietary interest in, any Medical Practice (as defined below) providing Infertility Services within the Non-Compete Area.

                  (iv) For purposes of this Section, the following definitions shall apply:

                           (A) The term "Medical Practice" shall include any form of organization in which Infertility Services are provided to patients of the Medical Practice or of other physicians, including but not limited to a sole proprietorship, a partnership, an association, a professional corporation, a business corporation, or a limited liability partnership or company, a laboratory, an outpatient clinic, a practice management company or medical services organization (or MSO). However, ownership of less than 5% of the outstanding securities of any class of a medical management or managed care organization traded on a national securities exchange or the NASDAQ National Market System will not be deemed to be engaging, solely by reason thereof, in the same business.




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                  (B)  The  term  "Infertility   Services"  shall  not  prohibit
         Physician from providing obstetrics and general gynecological services.

                  (v) Separability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, each Party agrees that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of time within which the judgment may be appealed.

                  (vi) Clarification of Scope of Non-Competition Covenant. This Agreement is not intended to prohibit the personal performance of medical care by Physician on behalf of PC, provided those services are for patients of PC, nor prohibit Physician from fulfilling his contract with PC, nor prohibit the Physician from holding any position on the medical staff of any acute care hospital or the teaching staff of any university.

                  (vii) Acknowledgments. PC and Physician each acknowledges that: (i) the terms set forth in this Section are necessary for the reasonable and proper protection of the interests of PC and the Managment Company; (ii) each and every covenant and restriction is reasonable with respect to such matter, length of time and geographical area; (iii) this Agreement, and this
Section in particular, shall be enforceable notwithstanding any dispute as to the sums and timing of payments to Physician or other disputes under this Agreement; and (iv) PC has been induced to enter into this Agreement with Physician, in part, due to the representation by Physician that he will abide by and be bound by the aforesaid covenants and restraints.

         16. PUBLICATIONS. Physician agrees that any and all abstracts, articles, reviews, or other publications that Physician proposes to submit for publication within the scientific or medical community, or otherwise, which publication is the result of direct support from Management Company, in the form of, including, but not limited to, materials, personnel, data or Facility, as defined in the Management Agreement, or PC resources, Physician will submit to Management Company's President, Reproductive Science Center Division and its Vice President, Medical Affairs, not less than 30 days prior to the proposed submission date, a copy of the proposed article or publication, for Management Company's proprietary review, Physician further agrees that the appropriate statement, "support provided by [management company name]." or "Supported in part by [management company name]." will be set forth as a disclosure with respect to the publication in the event such proposed article or publication was directly supported by Management Company.

         17. NOTICES. Any notice hereunder shall have been deemed given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery services, with all postage and delivery charges prepaid, to the addresses set forth below:




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         If to Physician:

                  Robert J. Stillman, M.D.
                  10810 Nantucket Terrace
                  Potomac, Maryland 20854

         If to PC, at:

                  Executive Director
                  Levy, Sagoskin and Stillman, M.D., P.C.
                  9707 Medical Center Drive, Suite 230
                  Rockville, Maryland 20850

         With a copy to:

                  President
                  Shady Grove Fertility Centers, Inc.
                  16220 Frederick Road, Suite 502
                  Gaithersburg, Maryland 20877

                  President
                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577

         18.  AMENDMENT.  No  modification,   amendment,  or  addition  to  this
Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties.

         19. ASSIGNMENT. No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties.

         20. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding between the parties and no alteration or modification hereof shall be effective unless contained in a subsequent written instrument executed by both parties hereto.

         21. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Maryland. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief sought pursuant to Sections 13, 14 and 15, shall be determined by binding arbitration in the State of Maryland, County of Baltimore
(hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the




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



arbitrators shall have no authority tochange or modify any provision of this Agreement. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought in the Courts of the State of Maryland.

         22. SEVERABILITY. Each provision in this Agreement is intended to be severable, and may be modified by any court of competent jurisdiction to the extent necessary to make such provision valid and enforceable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever in whole or in part, such provision or portion thereof shall be severed from this Agreement and shall not effect the validity of the remainder of this Agreement.

         23. WAIVER; CONSENT. No consent or waiver, express or implied, by either party hereto, or of any breach or default by the other party in the performance by the other of its obligations hereunder, shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default on the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of Physician and/or PC shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

         24. FURTHER ACTION. Each party hereto agrees that it will execute and deliver such further instruments and will take such further action as may be necessary to discharge, perform or carry out any of its respective obligations and agreements hereunder.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

Levy, Sagoskin and Stillman, P.C.



By:/s/Michael J. Levy           (Seal)
   -----------------------------------
   Michael J. Levy, M.D., President


Physician:


/s/Robert J. Stillman           (Seal)
--------------------------------------
   Robert J. Stillman, M.D.




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                                   SCHEDULE A

                                Office Locations


         9707 Medical Center Drive, Suite 230, Rockville, Maryland 20850

            3299 Woodburn Road, Suite 480, Annandale, Virginia 22003

              2112 F Street, N.W., Suite 703, Washington, DC 20037

            600 Ridgely Avenue, Suite 221, Annapolis, Maryland 21401

          16220 Frederick Road, Suite 502, Gaithersburg, Maryland 20877






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                                   SCHEDULE B

                            COMPENSATION and BENEFITS


                                  COMPENSATION

         Physician will be entitled to a monthly draw from PC. The draw will be equal to ninety (90%) of the anticipated monthly income due Physician under PC's current income distribution and expense allocation formula. Such draw will be calculated based on PC's annual budget which shall be prepared with the input and assistance of Physician and Management Company. Any changes in this allocation requires a majority vote of PC's shareholders.

         PC will reconcile the draw with actual financial results on a quarterly basis. Within thirty (30) days from the close of each quarter, PC will calculate the actual amount due Physician based on the quarter in question. Physician will be entitled to one-hundred percent (100%) of the compensation for the quarter due under the income distribution formula based on the quarterly reconciliation. The final reconciliation will be performed on an annual basis and shall be done by PC no later than ninety (90) days of after the fiscal year end. Physician will be entitled, upon completion of the final reconciliation, to one-hundred percent (100%) of Physician's share of the net income that is authorized for distribution.

         Should the quarterly or annual reconciliation indicate that Physician was over-paid through the draw process, the amount overpaid shall be recovered over the subsequent quarter in three equal deductions. In addition, Physician's future quarterly draw will be adjusted accordingly.

         Physician shall be entitled to reimbursement for business-related expenses in the performance hereunder.


                                    BENEFITS


         Physician shall receive such benefits as are historical and consistent with PC's practice prior to the Management Agreement. The costs of such benefits shall be consistent with costs typically experienced by Management Company in connection with other medical practices it manages.





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